UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

CORTEXYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 East Grand Ave. South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.05    Costs Associated with Exit or Disposal Activities.

On April 26, 2022, the Board of Directors of Cortexyme, Inc. (the “Company”) has approved additional headcount reductions as part of its previously announced cost reduction program (the “Plan”) to rationalize operations and to allow continued support for the needs of its business following the clinical hold on atuzaginstat’s (COR388) Investigational New Drug application (IND 134303). The Company is further reducing headcount by 36%, bringing the total reduction to 67% from the January 2022 headcount levels.

The majority of this current reduction in force is expected take place by the end of May 2022, and the remainder is expected be completed by the end of July 2022.

In connection with this current reduction in force, the Company estimates that it will incur expenses of approximately $0.7 million, substantially all of which will be cash expenditures and other costs relating to the Plan. These estimates are subject to a number of assumptions, and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Plan.

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of an Executive Officer

On April 26, 2022, the Board of Directors of the Company approved certain executive management changes. Effective May 2, 2022 (the “Departure Date”), Michael Detke, M.D., Ph.D., the Company’s Chief Medical Officer, will step down from his position as the Chief Medical Officer.

In connection with the departure of Dr. Detke from the Company, the Company intends to enter into a separation agreement (the “Separation Agreement”) with Dr. Detke providing for (i) a release of claims against the Company; and (ii) cash severance payments of $354,750, which equals to nine months of Dr. Detke’s 2022 base salary. In addition, in the event the Company consummates a change in control of control within three months after the Departure Date, subject to satisfaction of specified conditions, Dr. Detke would also be entitled to additional cash severance, payment of target annual bonus, and accelerated vesting with respect to his equity awards.

Forward-Looking Statements

Certain Statements in this Current Report on Form 8-K contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained herein may be identified by the use of words such as “anticipate,” “expect,” “believe,” “plan,” “intend,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “runway,” “forecast,” “potential” or other similar words. Examples of forward-looking statements include, among others, statements relating to the Company’s cash position; its expectations regarding the timing of the Plan and cost savings and expenses associated therewith. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict and could cause actual results to differ materially from what the Company expects. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, the risks and uncertainties described the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022, and other reports as filed with the SEC. Forward-looking statements contained in this Current Report on Form 8-K are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEXYME, INC.

	By:	/s/ Caryn G. McDowell
Date:May 2, 2022	Title:	Chief Legal and Administrative Officer and Corporate Secretary